EXHIBIT 99.1

FOR RELEASE May 20, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel Receives $5 Million Milestone Payment for UniBoss License

THE WOODLANDS, Texas — May 20, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, received a $5 million payment according to its recently announced second preferred price and capacity license with a major touch-screen ecosystem partner.

UniPixel signed the licensee to facilitate the development, introduction and production of products that feature next-generation touch screens based on UniPixel’s UniBoss™ pro-cap, multi-touch sensor film. UniPixel will recognize the $5 million as deferred revenue in the second quarter of 2013 and apply the funds toward building out an additional one million square feet per month of UniBoss production capacity.

“The milestone payment marks significant progress towards the worldwide commercial roll-out of our UniBoss touch screen technology,” said Reed Killion, president and CEO of UniPixel. “It demonstrates that our manufacturing capacity ramp-up schedule is on track. The equipment for two new UniBoss printing lines are on the way to our new Kodak Rochester facility so that we may begin their installation in the second quarter. We also anticipate the equipment for two plating lines to arrive at our Lufkin facility in June, and then equipment for four additional plating lines to arrive at the Kodak Rochester facility by July.”

UniPixel recently reported shipping initial batches of sensors to its PC maker licensee from its Texas manufacturing facilities. The company expects to meet its stated capacity targets by expanding the Kodak Rochester site, adding additional printing and plating lines, and increasing the throughput of printing and plating lines through continuous process improvement.

“As with any consumer electronics product ramp, it begins with building the qualification units, which then receive rigorous testing, such as accelerated life and environmental testing, FCC certification, and operating system compatibility testing,” said Reed. “These evaluations will begin once production level end-products are built out by the ODM. While we had expected their build-out to be completed in the second quarter, our PC partner recently reported delays with associated operating system software. Given our understanding of their updated timeline, our expectations for products utilizing UniBoss touch sensors to be on the shelves has been shifted from the third quarter into the fourth quarter of this year. The relationship with our PC manufacturer is exceptional and we continue to work closely with them and their supply chain to ensure a smooth introduction and transition of UniBoss touch sensors into the PC licensee’s platforms.”

UniPixel continues to build on the strategic value of its IP as it relates to the UniBoss roll-to-roll additive process and the touch sensor market. “Our IP landscape process is used to ensure the value our new patents,” said Reed. “We conduct extensive research on existing patents and applications, and have yet to see or hear of any patents that would hinder the production-level rollout of our UniBoss touch sensor product.”

Over the last several months UniPixel has met its milestones and deliverables, and has been on a solid path toward growth and profitability in 2013. “Our focus for the remainder of the year will be on building out equipment capacity and ramping UniBoss production, while working closely with our global licensees and manufacturing partners on new designs and production opportunities,” continued Reed. “We also plan to attend a number of industry events over the next few weeks to showcase our UniBoss technology.”

UniPixel has been invited to attend The Society of Information Display’s 9th Annual Display Investor Conference being held tomorrow, May 21, at the Vancouver Convention Center. UniPixel’s vice president of global sales, Robert Berg, is scheduled to present a keynote presentation titled “Advanced Technologies and Materials Impacting the Display Ecosystem.” He will be joined by Jim Tassone, UniPixel’s vice president of business development, and Mark McCloud, the company’s senior director of global account management.

UniPixel has also been invited to attend the 10th Annual Craig-Hallum Conference in Minneapolis, Minnesota on May 29, and on the next day will present at the Cowen Group’s 41st Annual Technology, Media & Telecom Conference in New York City. The company will then attend Computex Taipei in Taiwan on June 4-8, where it will showcase product samples and prototypes.

About UniBoss
A UniBoss touch-screen offers higher touch response and sensitivity, superior touch distinction, better durability, and lower power requirements. UniBoss offers the touch ecosystem the unique advantages of metal mesh touch sensors based on an additive, roll-to-roll, flexible electronics process, as compared to the traditional subtractive ITO-based and subtractive ITO replacement based touch sensor solutions. The UniBoss manufacturing process continues to be the only additive process that promises to reduce manufacturing costs and supply chain complexity of current ITO and other ITO replacement sensors by significantly minimizing manufacturing steps. Other production advantages include lower material costs and a simplified supply chain, as well as extensibility to many sizes and form factors.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com